UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2020

Alector, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38792	82-2933343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd. Suite 600
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(415) 231-5660

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ALEC	The Nasdaq Stock Market LLC
(The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2020, Alector, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as the Company’s sales agents (the “Managers”), pursuant to which the Company may offer and sell from time to time through the Managers up to $150 million of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in such share amounts as the Company may specify by notice to the Managers, in accordance with the terms and conditions set forth in the Equity Distribution Agreement.

Sales, if any, of the Shares pursuant to the Equity Distribution Agreement may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Stock Market, or sales made to or through a market maker other than on an exchange. Under the Equity Distribution Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. The Company is not obligated to sell any Shares under the Equity Distribution Agreement.

The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-238230) which was automatically effective upon filing with the Securities and Exchange Commission on May 13, 2020. The Company filed a prospectus supplement, dated May 13, 2020, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Company may terminate the Equity Distribution Agreement upon written notice to the Managers for any reason or by the Managers upon written notice to us for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Equity Distribution Agreement contains customary representations, warranties and agreements by us, and indemnification rights and obligations of the parties. The Equity Distribution Agreement provides that the Managers will be entitled to compensation for their services of up to 3.0% of the gross sales price per share of all shares sold through the Managers under the Equity Distribution Agreement. Under the terms of the Equity Distribution Agreement, the Company agreed to indemnify the Managers against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Managers may be required to make in respect of these liabilities, and to reimburse the Managers for certain expenses. In the ordinary course of business, the Managers or their respective affiliates from time to time have provided and may in the future provide various investment banking, commercial banking and financial advisory services to the company and/or its affiliates, for which they have received or may receive customary compensation.

The Company intends to use the net proceeds from the sale, if any, of the securities offered in the offering for general corporate purposes, including research, development and manufacturing of the Company’s product candidates, working capital, capital expenditures, other corporate expenses and acquisitions of, or strategic transactions in, complementary products, technologies or businesses. The Company does not have agreements or commitments for any specific acquisitions or strategic transactions at this time.

The above summary of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the shares of Common Stock being offered pursuant to the Equity Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated May 13, 2020, by and among Alector, Inc., Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included with the opinion filed as Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALECTOR, INC.

Date: May 13, 2020	By:	/s/ Arnon Rosenthal
Arnon Rosenthal, Ph.D.
Co-founder and Chief Executive Officer